                                                                    Exhibit 10.6

                                               APPROVED: DECEMBER 15, 2006
                                               EFFECTIVE DATE: JANUARY 1, 2007

                       2007 DIRECTOR COMPENSATION CHART+

                         Annual Lead
                         Independent
 Annual Board       Director & Committee     Board Meeting Fee       Committee Meeting Fee
Member Retainer        Chair Retainer        (per meeting fee)         (per meeting fee)                    Equity Grants
---------------     --------------------     -----------------     -------------------------     -----------------------------------
  $15,000*#         -  Chairman: $50K*#            $2K**           -  Audit Committee: $1K**     -  Restricted Stock Units grant
                                                                                                    upon first (initial) appointment
                                                                                                    to Board of Directors: $75,000
                    -  Lead Independent                            -  Other Committees:             in Fair Market Value***, capped
                       Director: $20K*##                              $750**                        at 12,500 units, 4-yr. straight
                                                                                                    -line vesting (i.e., 25% per
                    -  Audit Chair:$30K*                                                            year).

                    -  Compensation                                                              -  Annual Restricted Stock Units
                       Committee Chair:                                                             grant: $40,000 in Fair Market
                       $10K*#                                                                       Value***; 100% "cliff" vesting
                                                                                                    at 1st anniversary.
                    -  Nominating and
                       Governance
                       Committee Chair:
                       $5K*

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+     Directors who are also employees of the Company do not receive any compensation for serving as Directors or as members of Committees.

*     Retainer paid in equal quarterly installments.

# Effective as of the Annual Meeting of Stockholders (to be held on August 16, 2007), the Annual Board Member Retainer will increase to $25,000, the Chairman Retainer will increase to $60,000 and the Compensation Committee Chair Retainer will increase to $20,000.

## Effective as of the Annual Meeting of Stockholders (to be held on August 16, 2007), the position of Lead Independent Director is eliminated.

** Fee reduced 50% (i) if attended by telephone; or (ii) for Committee meetings held immediately before or after a Board meeting.

*** The number of Restricted Stock Units ("Units") to be granted will be determined as follows:

      - The Fair Market Value ("FMV") will be calculated based on the last reported sale price per share of the Company's Common Stock on the NASDAQ National Market on the Units grant date.

      - The FMV will then be divided into $75,000 [if a "first (initial)" grant] or $40,000 [if an annual grant] to determine the number of Units to be granted.